EXHIBIT 10.12

                                    AGREEMENT
                                    ---------

          THIS AGREEMENT of lease, executed this eleventh of April, 1997 between dELiA*s Inc., having its offices at 435 Hudson St., 3rd floor, New York, NY 10014, hereinafter referred to as Lessee, and Keystone Distribution Center, Inc. having its offices at 118 Carlisle Street, Hanover, PA 17331, hereinafter referred to as Lessor.

                                   WITNESSETH:

     1. LESSOR, for and in consideration of the rent, covenants and agreements hereinafter more fully mentioned and reserved, does by these presents lease to the Lessee premises defined as Building #7 and #6 in Exhibit A (the "premises").

          a.   TERM -

               The term of the lease shall commence on June 1, 1997 and expire on June 30, 2000. Possession shall commence June 1, 1997 and rental shall commence July 1, 1997.

          b.   BASE RENTAL -

               The total base rental of this lease is $1,054,8000. The rental is payable in monthly installments as follows in advance on the first day of each month:

                              $ / S.F.          $ / Month          $ / Year
                              --------          ---------          --------

               Year  1        $ 3.00            $ 29,300           $ 351,600
               Year  2        $ 3.00            $ 29,300           $ 351,600
               Year  3        $ 3.00            $ 29,300           $ 351,600

               The first month's rent is due at the signing of this lease document.

          c.   RENEWAL OPTION -

               Lessee shall have (2) 3 year renewal options. Each renewal option must be exercised by notification in writing no less than 180 days prior to the expiration of the current term. The rent is payable in monthly installments as follows in advance on the first day of each month:

                                         OPTION 1

                                $ /  S.F.         $ / Month         $ / Year
                                ---------         ---------         --------
               Year  1          $ 3.15            $ 30,765          $ 369,180
               Year  2          $ 3.15            $ 30,765          $ 369,180

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               Year  3          $ 3.25            $ 31,742          $ 380,900

                                         OPTION 2

                                $ / S.F.          $ / Month         $ / Year
                                ---------         ---------         --------

               Year  1          $ 3.25            $ 31,742          $ 380,900
               Year  2          $ 3.45            $ 33,695          $ 404,340
               Year  3          $ 3.45            $ 33,695          $ 404,340



     2. PAYMENT OF RENT AND DEFAULT - If the monthly said rent or part thereof or any payment due as defined in this lease shall remain in arrears and unpaid for a period of ten (10) days following written notice from Lessor, or if Lessee shall fail to comply with any terms, covenants, conditions, or agreements of this lease, or / and shall have failed to cure such defaults within twenty (20) days of Lessor's written notice, then in any of the said events, Lessor may at its option declare this lease and the tenancy hereby created, terminated or maintain Lessee's tenancy under the lease and pursue any remedy at law or equity now or hereafter available to the Lessor. In the event Lessee is dispossessed from the premises as a result of actions taken pursuant to this paragraph, Lessor shall use its best efforts relet the premises and Lessee's obligations under this paragraph shall be reduced in the amount of any proceeds of such reletting.

     3. USE - It is understood and agreed that Lessee shall use the demised premises for a pick, pack, and ship operation and storage facility. Notwithstanding the foregoing, Tenant shall be permitted to use the demised premises for any legally permitted purpose which does not (i) cause traffic and parking congestion in the property owned by Lessor ("Lessor's Property") that is adjacent to the demised premises, (ii) overload the capacity of the demise premises or Lessor's Property, or
          (iii) negatively impact the marketability of Lessor's Property, provided, however, that such use shall not include volatile or unstable substances creating fire or explosion hazards, unless such hazardous use is first approved, in writing, by the Lessor, and the Lessor shall have the unilateral right to reasonable reject such hazardous use.

          It shall be the Lessor's responsibility to see that the building is in compliance with the local building codes and Pennsylvania Department of Labor and Industry regulations for use as a warehouse and ancillary offices only at the inception of this lease. Lessee shall be responsible, at Lessee's expense, for securing a codes enforcement inspection and use certificate, if applicable, for Lessee's specific use. Lessee shall be responsible, at Lessee's expense for bringing the demised premises into compliance with code requirements for Lessee's specific use, and for keeping the premises in compliance as its use may require.

     4. PARKING - Lessee shall have the use of 100 automobile parking spaces on the premises as indicated in Exhibit A.

          In the event that Lessee expands its leasehold in the property, additional automobile parking spaces will be provided in a ratio of 1 space per 1,000 square feet of additional rented space, or as mutually agreed.

     5. MAINTENANCE - Lessee, at its expense, shall maintain and keep the leased premises, including without limitation, windows, doors, lights, truck loading docks, and interior walls in good repair. Lessee shall be responsible for its own security for the leased premises.

          The foregoing shall not be deemed to require Lessee to pay for repairs required as a result of the events for which Lessor is insured under the policy of insurance referred to in paragraph 7.

          Lessor shall maintain in good condition the building roof and exterior walls and other major structural components.

          Lessee shall vacate and surrender the premises upon termination of this lease or upon any renewal thereof, in the same condition as said premises were at the beginning of this lease, reasonable wear and tear excepted.

     6. REAL ESTATE TAXES - Lessee shall pay as additional monthly rent its pro rata share of the real estate taxes levied against the property of which the demised premises are a part.

          For the purpose of this lease, the net rentable area of the property of which the demised premises are a part is defined as 406,000 square feet.

          Pro rata share is defined as the proportion that the net rentable area of leased premises bears to the total net rentable area of the property. For the purposes of this agreement that proportion is defined as 28.8%

          For the initial one year term of the lease, beginning June 1, 1997 the additional monthly rent is $3,132. This additional rental will be adjusted annually to reflect the fluctuation in costs incurred by the Lessor.

          Thirty days prior to the anniversary date of beginning of the lease agreement, the Lessor will send the Lessee notification of the additional monthly rent due for the subsequent year, along with supporting documents therefore.

     7. INSURANCE - Lessee shall pay as additional monthly rent its pro rata share of the cost of insuring the property of which the demised premises are a part against loss by fire and such other hazards as are provided for by special all risk endorsement to a standard Pennsylvania insurance policy.

          Pro rata share is defined as the proportion that the net rentable area of the premises bears to the total net rentable area of the property. For the purposes of this agreement that proportion is defined as 28.8%.

          For the initial one year term of the lease, beginning June 1, 1997, the additional monthly rent is $1,090. This additional rental will be adjusted annually to reflect the fluctuations in costs incurred by the Lessor.

          Thirty days prior to the anniversary date of beginning of the lease agreement, the lessor will send the Lessee notification of the additional monthly rent due for the subsequent year, along with supporting documents therefor. The rental adjustment will not exceed 12% in any one year. Lessee shall not do or store anything on the premises which will increase the insurance rates for the building or contents, nor will the Lessee do or allow to be done on the premises anything that is on violation of National Fire Protection Association codes. In the event the cost of insurance shall be increased by reason of Lessee's use or the materials kept or stored thereon, Lessee agrees to pay the additional cost of such insurance within fifteen (15) days of receipt of an invoice and supporting documents therefor.

          Lessee shall be responsible for insuring its contents stored in the premises against such hazards as it may decide.

          Lessee shall maintain liability insurance with a combined single limit of $5,000,000.

     8. COMMON AREAS - Lessee shall pay as additional monthly rent its pro rata share of the common area costs such as utilities, grounds and paved area maintenance, fire protection service, and regular sprinkler maintenance.

          The pro rata share of common charges is defined as the proportion that the net rentable area of leased premise bears to the total net rentable area of the property. For the purpose of this agreement that proportion is defined as 28.8%.

          For the initial one year term of the lease, beginning June 1, 1997, the additional monthly rent is $780. This additional rental will be adjusted annually to reflect the fluctuations in casts incurred by the Lessor.

          Thirty days prior to the anniversary date of the beginning of the lease agreement, the Lessor will send the Lessee notification of the additional monthly rent due for the subsequent year, along with supporting documents therefor. The rental adjustment will not exceed 12% in any one year.

     9. UTILITIES - Lessee shall be responsible for all utility expenses for the premises. Utilities shall include: fuel for heating or processing; electricity, water for sanitary, processing, or sprinkler operation; sewerage; and refuse removal. An account for refuse removal will be established by the Lessee. Other utilities will be accounts obtained and maintained in the name of Lessor and will be separately metered for usage. The meters measuring utilities in the demised premises shall not measure usage of any portion of the property other than the demised premises. However, in the event that joint metering is necessary, the resulting utility charge will be determined by prior agreement between Lessor and Lessee. Lessor will bill Lessee within ten days and failure to pay utility bills within ten days is an event of default.

     10. REFUSE REMOVAL - Lessee shall be responsible, at Lessee's expense, for the removal of all refuse, waste, and debris form the demised premises.

     11. INDEMNIFICATION - Lessor agrees to indemnify and hold Lessee harmless from and against any and all liability, claims, damages, costs, expenses, penalties, and judgments (including, without limitation, attorneys' fees) arising out of any injury to person, loss of life or damage to property that shall occur upon the premises or Lessor's other property, except for those resulting from the wrongful act or negligence of Lessee or its employees, agents, contractors, representatives, or visitors.

     12. DESTRUCTION - In the event of a partial destruction of the premises during the term, which requires repairs to the premises, or the premises being declared unsafe or unfit for occupancy by on authorized public authority for any reason other than Lessee's act, use, or occupation, which declaration requires repairs to the premises, Lessor shall forthwith make such repairs provided such repairs can be made within thirty (30) days under the laws and regulations of authorized public authorities, but such partial destruction, including any destruction necessary in order to make repairs required by any such declaration, shall in no way annul or void this lease except that Lessee shall be entitled to proportionate reduction in rent while such repairs are being made, provided however that if premises shall be more than 40% unsafe or unfit for occupancy or partially destroyed the Lessee at its sole option shall be permitted to terminate the lease and no further rent will be due hereunder.

          The total destruction, including any destruction required by any public authority, of the premises shall terminate this lease automatically.

     13. SUBLEASE - Lessee will not assign this lease nor underlet nor in any manner dispose of the premises or any part thereof, without the written consent of the Lessor, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall have the right to sublet up to fifty percent (50%) of the demised premises without Lessor's consent provided that no subtenant shall be permitted to use the subleased space in a manner inconsistent with Article 3 hereof.

     14. BANKRUPTCY - If Lessee shall be declared a bankrupt or shall make an assignment for the benefit of creditors, the whole of the rent for the then entire term shall immediately become due and payable.

     15. LESSEE ALTERATIONS - Lessee will not, without the prior written consent of the Lessor, make any alteration, addition, or change in or to the premises, nor in any way deface or mutilate the walls, floors, ceiling, or other parts thereof, nor do or keep anything on the premises which will affect the insurance against fire or other hazards or the rate thereof, or which shall violate any law or government regulation.

     16. LESSOR INSPECTION - Lessor shall have the right to enter the premises during the normal business hours of the Lessee upon reasonable notice for the purpose of inspecting the premises and for the purpose of making repairs required therein. Lessor shall have the right in the event of an emergency to enter the premises at any time, by master key or by force, if necessary, for purposes of preventing damage, making emergency repairs, and enforcing any provisions of this lease.

     17. CONDEMNATION - If, during the term of this lease, the whole or any part of the demised premises shall be taken under the power of Eminent Domain by any public, quasi-public, or private authority, then in such event, the proceeds of said condemnation shall be paid to Lessor.

               A. In the event the taking of the demised premises shall result in a reduction in the size of the building and / or parking areas such that the remaining areas are not reasonably suited for the conduct of Lessee's business, then Lessee may terminate this Lease, at Lessee's election, by giving Lessor forty five (45) days notice of its election to terminate.

               B. In the event the taking of the demised premises shall result in a reduction in the size of the building and Lessor shall determine that the cost of restoration of the building is not reasonable and within the damages awarded by the condemning authority, then in such event, Lessor may elect to terminate this lease by giving Lessee forty-five (45) days notice of its election to terminate.

               C. In the event the taking of the demised premises shall result in a reduction in the size of the building, and such reduction does not unreasonably affect Lessee's business operation, then in such an event this Lease shall continue in full force and effect except that the rental shall be reduced proportionately based on the reduction of the demised area.

               D. At such time as a notice of intent to condemn is received by Lessor, Lessor will immediately notify Lessee of said action.

               E. Lessee shall have the right to maintain an independent action against the condemning authority for condemnation awards, provided that such action shall not serve to reduce any award available to Lessor.

     18. NON-WAIVER - The failure of Lessor to insist in any one or more instances upon a strict performance of any covenant of this lease, or to exercise any right herein contained, shall not be construed as a waiver for the future of such covenant or right, but the same shall continue in full force and effect, unless the contrary is expressed in writing by Lessor to Lessee.

          It is the intention of the parties hereto to be legally bound hereby and this lease shall be binding upon the said parties hereto, their respective heirs, executors, administrators, successors, and / or assigns.

     19. COVENANT OF QUIET ENJOYMENT - Lessor agrees that so long as Lessee shall and may peaceably and quietly have, hold and enjoy the premises for the term hereby granted without disturbance or hindrance by or from Lessor or anyone claiming under Lessor.

     20. NOTICES - Notices given hereunder shall be in writing and shall be given by certified mail, return receipt requested, or by courier service providing written proof of delivery , as follows:

               If to Lessee:

               Delia's Inc.
               435 Hudson St. 3rd Fl.
               New York, NY 10014
               ATTN: Stephen Kahn

               If to Lessor:

               Keystone Distribution Center, Inc.
               118 Carlisle St. Hanover, PA 17331
               ATTN: Terrence Hormel


          Notice given by certified mail shall be effective upon the date of receipt, refusal or nondelivery indicated in the return receipt; by courier, upon the date of delivery as set forth in the courier's delivery receipt. Any party may from time to time, by notice to the other parties, specify another address for notice purposes.

     21. RIGHT OF REFUSAL - A. If at any time, or from time to time, during the term of the lease, any portion of the property of which the demised premises is a part

          ("Additional Space") shall become available for leasing, and Lessor shall be prepared to offer such space in the open market, then Lessor shall notify Lessee in writing (the "Offer Notice") of such availability and shall state in such notice the date in which Lessor expects to be able to deliver the Additional Space. If Lessee desires to lease the Additional Space, Lessee shall have the right, exercisable by delivery of notice ("Lessee's Exercise Notice") to Lessor within sixty (60) days after receipt by Lessee of Lessor's notice of availability, to lease the Additional Space for the remaining term of this lease.

          B. The date on which possession of the Additional Space is delivered to Lessee pursuant to this Article 21 is the "Additional Space Commencement Date." On the Additional Space Commencement Date the Additional Space shall be added to and deemed a part of the demised premises for the remaining term of this lease, subject to the terms and conditions of this lease except that (i) the Base Rental reserved hereunder shall be increased by an amount equal to the product of (x) the number of usable square feet in the Additional Space and (y) the Base Rental per square foot that is then applicable to the demised premises and (ii) Lessee's pro rata share with respect to real estate taxes, insurance and common areas shall be increased by the fraction, expressed as a percentage, the numerator of which is the number of usable square feet contained in the Additional Space and the denominator of which is the number of square feet contained in the property of which the demised premises is a part.

     22. ENTIRE AGREEMENT - This Agreement, including the Exhibits hereto, contains the entire agreement among the parties. There are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning these transactions. This Agreement shall not be altered, amended, changed or modified except in a writing executed by Lessor and Lessee.

          This agreement shall be governed by the laws of the state of Pennsylvania.


          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                             Keystone Distribution
                                                   Center, Inc.

          /s/ Beverly Millisi                BY /s/ Terrence A. Hormel
                   ATTEST                           LESSOR

                                             Delia's Inc.

          /s/ Evan Guillemin                 BY /s/ Stephen Kahn
                   ATTEST                           LESSOR